UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2007

SWEET SUCCESS ENTERPRISES, INC.

(Name of small business issuer specified in its charter)

Nevada	000-51542	54-2088620
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1250 NE Loop 410, Suite 630

San Antonio, Texas 78209

(Address of principal executive offices)

(210) 824-2496

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

SIGNATURES

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 5th, 2007 the Sweet Success Enterprises, Inc. Board of Directors (“the Board”) elected Robert D. Straus to a seat on the Board for a two year term.

Mr. Straus joined Merriman Curhan Ford & Co. (“MCF”) as Senior Vice President in 2005. His experience includes covering specialty consumer and retail sectors. In 1997, he began his Wall Street career at Furman Selz LLC (purchased by ING Barings LLC), where he covered specialty retail, consumer and business services. Prior to joining MCF, Straus was primary coverage analyst for the consumer and retail sector at IRG Research. He received his BS from the University of Hartford and an MBA from Bentley College.  Mr. Straus owns 325,018 shares of company stock and received 100,000 stock options when he became a member of the Board.  The options granted under the Employee Stock Option Plan vest 1/3 in seven months, 1/3 in 14 months and the balance in 24 months at $0.61 a share.

The Company’s Board now includes eight members; five of whom are independent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEET SUCCESS ENTERPRISES, INC.

By:	/s/ William J. Gallagher
William J. Gallagher
Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) and Director

Date: February 6, 2007